Exhibit 3.28

CERTIFICATE OF MISSISSIPPI LIMITED PARTNERSHIP

OF

RAINBOW CASINO PARTNERSHIP, L.P.

The undersigned sole general partner (the “Sole General Partner”), pursuant to Section 79-14-201 of the Mississippi code of 1972, as amended, hereby executes the following certificate of Limited Partnership and sets forth:

1.                                       The name of the Limited Partnership is Rainbow Casino Partnership, L.P. (the “Limited Partnership”).

2.                                       The name, street and mailing address of the Sole General Partner is as follows:

NAME	ADDRESS

Rainbow Casino Corporation (a Corporation incorporated in the state of Mississippi)	2222 Warrenton Road Vicksburg, Mississippi 39180 Attention: Leigh Seippel

3.                                       The street and mailing address of the registered office is 205 Jefferson Street, Anguilla, Mississippi 38721 and the registered agent at such address is Chris Kirby.

4.                                       The latest date upon which the Limited Partnership is to dissolve is December 31, 2050.

5.                                       Other matters the Sole General Partner has determined to include are:  Not Applicable

IN WITNESS WHEREOF, the undersigned, constituting the Sole General Partner of the Limited Partnership, has caused this Certificate of Limited Partnership to be duly executed as of this 8th day of September, 1993.

SOLE GENERAL PARTNER:

RAINBOW CASINO CORPORATION

By:	/s/ Leigh Seippel
Name: Leigh Seippel
Title: President

ACKNOWLEDGEMENT

STATE OF NEW YORK	)
):
COUNTY OF NEW YORK	)

I, Jeanne C. Devlin, a notary public do hereby certify that on this 8th day of September, 1993, personally appeared before me Leigh Seippel who, being by me first duly sworn, declared that he is the President of Rainbow Casino Corporation, the Sole General Partners of Rainbow Casino Partnership, L.P., that he is executing the foregoing document as General Partner of this Limited Partnership and that the statements therein contained are true.

/s/ Jeanne C. Devlin
Notary Public

My Commission Expires

[notarial seal]

AMENDED AND RESTATED
CERTIFICATE OF MISSISSIPPI LIMITED PARTNERSHIP
OF
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.

June 8, 2010

The undersigned sole general partner (the “Sole General Partner”), pursuant to Sections 79-14-202 and 79-14-210 of the Mississippi Code of 1972, as amended, hereby executes the following Amended and Restated Certificate of Limited Partnership and sets forth:

1.                                       The name of the Limited Partnership is Rainbow Casino-Vicksburg Partnership, L.P. (the “Limited Partnership”).

2.                                       The name, street and mailing address of the Sole General Partner is as follows:

NAME	ADDRESS

IOC-Vicksburg, Inc. (d/b/a IOC- Vicksburg GP, Inc.) (a Corporation incorporated in the state of Delaware)	600 Emerson Rd., Ste. 300 St. Louis, MO 63141 Attention: General Counsel

3.                                       The street and mailing address of the registered office is 1380 Warrenton Road, P.O. Box 820768, Vicksburg, Mississippi 39180.

4.                                       The street and mailing address of the registered agent is 645 Lakeland East Drive, Suite 101, Flowood, Mississippi 39232 and the registered agent at such address is CT Corporation System.

5.                                       The latest date upon which the Limited Partnership is to dissolve is December 31, 2060.

6.                                       Other matters the Sole General Partner has determined to include are:

Notwithstanding anything to the contrary, expressed or implied in this certificate, the sale, assignment, transfer, pledge, or other disposition of any interest in the partnership is void unless approved in advance by the Mississippi Gaming Commission (the “Commission”).  If at any time the Commission finds that an individual owner of any such interest is unsuitable to hold that interest, the Commission shall immediately notify the partnership of that fact.  The partnership shall, within ten (10) days from the date that it receives the notice from the Commission, return to the unsuitable owner the amount of his capital account as reflected on the books of the partnership.  Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the partnership, it is unlawful for the unsuitable owner:

(1)  To receive any share of the profits or distributions of any cash or other property other than a return of capital as required above;

(2)  To exercise, directly or through any trustee or nominee, any voting right conferred by such interest; or

(3)  To receive any remuneration in any form from the partnership, for services rendered or otherwise.

Any limited partner granted delayed licensing that is later found unsuitable by the Commission shall return all evidence of any ownership in tile limited partnership to the limited partnership, at which time the limited partnership shall return to the unsuitable limited partner the amount of his capital account, and the unsuitable limited partner shall no longer have any direct or indirect interest in the limited partnership.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, constituting the Sole General Partner of the Limited Partnership, has caused this Amended and Restated Certificate of Limited Partnership to be duly executed as of the date first written above.

SOLE GENERAL PARTNER:

IOC-VICKSBURG, INC. (d/b/a IOC-Vicksburg GP, Inc.), a Delaware corporation

By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: SVP, General Counsel & Secretary